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                                                                   EXHIBIT 23(d)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus/Proxy Statement constituting part of this Registration Statement on Form S-4 of Union Planters Corporation of our report dated February 12, 1997 relating to the financial statements of First Acadian Bancshares, Inc. as of and for the year ended December 31, 1996, and our compilation report dated August 8, 1997 relating to the unaudited financial statements of First Acadian Bancshares, Inc., as of and for the six months ended June 30, 1997, each of which appears in such Prospectus/Proxy Statement as Appendices B and C respectively. We also consent to the reference to us under the heading "Experts" in such Prospectus/Proxy Statement.


/s/ BERGERON & LANAUX
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BERGERON & LANAUX, APC, CPAs
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Houma, Louisiana
August 21, 1997